UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale FL 33309

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (954) 596-1000

Copies to:

Gary Atkinson

CEO

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMDM	OTCQX

Item 5.02 Appointment of Principal Director

Effective December 1, 2021, the Board of Directors has approved the appointment of Mr. Mathieu Peloquin to the Board of Directors. Mr. Peloquin was appointed Senior Vice-President, Marketing and Communications at Stingray Group, Inc. (“Stingray”) in 2013 and oversees marketing, communication strategies, content and investor relations. Mr. Peloquin brings more than 20 years of experience as an expert marketer, strategist and inspiring leader. Prior to joining Stingray, Mr. Peloquin was Vice President of Marketing at Transcontinental Media Inc. and Vice President of Transcontinental Media Inc.’s Digital Marketing Solutions Group from 2010 to 2013. He also held several executive positions at Reader’s Digest Magazines Canada Limited and co-founded Equinox Marketing Services.

Mr. Peloquin is a CPA, CMA and holds a Bachelor of Commerce from the School of Management of the Université du Québec à Montréal.

The Company believes that Mr. Peloquin is qualified to serve as a member of the Board of Directors due to his extensive business experience.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: December 1, 2021	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer